UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

BRAINTECH, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-24911

(Commission File Number)

98-0168932

(IRS Employer Identification No.)

#102-930 West 1st Street, North Vancouver, BC V7P 3N4

(Address of principal executive offices and Zip Code)

(604) 988-6440

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2007 we appointed Russell S. Lewis and S. Tien Wong to our board of directors.

Russell S. Lewis is the Senior Vice President of Strategic Development at VeriSign (NASDAQ/VRSN), Inc., a leading provider of infrastructure services for Internet and Telecommunications networks. Prior to assuming this role at VeriSign, he held senior positions in Corporate Development and as the General Manager of VeriSign’s Naming and Directory Services Group, known for running a major portion of the Internet's critical addressing infrastructure that manages the authoritative directories of all .com and .net domain names. Mr. Lewis is a Director of Delta Petroleum (NASDAQ/DPTR) and has served on numerous private boards. Mr. Lewis is a graduate of Deerfield Academy and holds an undergraduate degree in Economics from Haverford College, class of 1977, and a Master of Business Administration degree from Harvard Business School, class of 1981.

S. Tien Wong is presently Chairman and Chief Executive Officer of Opus8, Inc., a Chevy Chase, Md.- based private investment firm specializing in middle market buyouts, private equity and venture capital investment. Prior to co-founding CyberRep, Inc, a private CRM outsourcing company, he worked for 10 years in commercial real estate finance and investments.

Our board of directors now consists of Owen Jones, Jim Speros, Cliff Butler, Rick Weidinger, Rusty Lewis and S. Tien Wong.

Item 9.01 Financial Statements and Exhibits

99.1 news release dated November 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White

By: Edward White

Secretary and Treasurer

Date: November 15, 2007